UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported):  June 2, 2015

VIRTU FINANCIAL, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-37352	32-0420206
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

900 Third Avenue

New York, NY 10022-1010
(Address of principal executive offices)

(212) 418-0100

(Registrant’s telephone number, including area code)

NOT APPLICABLE

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐                        Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                        Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                        Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                        Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 7.01           REGULATION FD DISCLOSURE

Virtu Financial, Inc. (the “Company”) has posted a presentation on June 2, 2015 on its website. The presentation, which will be given by the Chief Executive Officer of the Company, Douglas Cifu, at the Global Exchange and Brokerage Conference to be held on June 3, 2015 at 4:00pm ET, contains an overview of the Company and key growth and earning drivers, including information relating to the Company’s financial results for the fiscal year ended March 31, 2015. A copy of the presentation is attached as Exhibit 99.1 and incorporated by reference herein.  A simultaneous webcast and audio conference of the presentation will be made available by Sandler O’Neill + Partners by going to http://www.sandleroneill.com and clicking on the Conferences button on the bottom of the homepage, then select Register to View Webcast under the Global Exchange and Brokerage Conference heading.

The presentation, any future investor presentations or updates thereto will be available on the Company’s website at http://ir.virtu.com/events.cfm. These presentations will be accessible by the public on such website for a limited period of time.

ITEM 9.01           FINANCIAL STATEMENTS AND EXHIBITS

(d)           Exhibits

Exhibit No.	Description
99.1	Slide presentation for the Global Exchange and Brokerage Conference to be held on June 3, 2015 at 4:00pm ET

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

VIRTU FINANCIAL, INC.

By:	/s/ Justin Waldie
Name:	Justin Waldie
Title:	Senior Vice President, Secretary and General Counsel

Dated:  June 2, 2015

EXHIBIT INDEX

Exhibit No.	Description
99.1	Slide presentation for the Global Exchange and Brokerage Conference to be held on June 3, 2015 at 4:00pm ET